EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 13, 2006 accompanying the consolidated financial statements and schedules, and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Griffon Corporation and subsidiaries on Form 10-K for the year ended September 30, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Griffon Corporation on Forms S-8 (File No. 33-39090, effective February 22, 1991, File No. 33-62966, effective May 19, 1993, File No. 33-52319, effective February 18, 1994, File No. 333-21503, effective February 10, 1997, File No. 333-62319, effective August 26, 1998, File No. 333-84409, effective August 3, 1999, File No. 333-67760, effective August 17, 2001, File No. 333-88422, effective May 16, 2002, File No. 333-102742, effective January 27, 2003, File No. 333-131737, effective February 10, 2006, and File No. 333-133833, effective May 5, 2006).

/s/ GRANT THORNTON LLP
Melville, New York
December 13, 2006